SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     August 24, 2006
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On June 16, 2006, Libbey Glass Inc. (“Libbey Glass”) issued $306 million aggregate principal amount of floating rate senior secured notes due 2011 (the “Senior Notes”). The Senior Notes are governed by an Indenture, dated June 16, 2006 (the “Senior Notes Indenture”), between Libbey Glass, Libbey Inc., the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.
On June 16, 2006, Libbey Glass issued $102 million aggregate principal amount of 16% senior subordinated secured pay-in-kind notes due 2011 (the “PIK Notes”). The PIK Notes are governed by an Indenture, dated June 16, 2006 (the “PIK Indenture”), between Libbey Glass, Libbey Inc., the Subsidiary Guarantors party thereto and Merrill Lynch PCG, Inc (the “Initial Holder”).
Pursuant to the Senior Notes Indenture and the PIK Indenture, Libbey Glass is required to provide certain financial information to noteholders and to the trustee under the Senior Notes Indenture and to the Initial Holder under the PIK Indenture within fifteen days after the date that Libbey Glass would be required to file quarterly and annual reports if Libbey Glass were subject to the periodic reporting requirements of the Exchange Act. Libbey Inc. is fulfilling this obligation by furnishing to the Securities and Exchange Commission (the “Commission”) under Item 2.02 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Some of the information included in Exhibit 99.1 to this report has not previously been reported to the public.
Libbey Glass is a direct wholly owned subsidiary of Libbey Inc. and the issuer of the Senior Notes and the PIK Notes. The obligations of Libbey Glass under the Senior Notes and the PIK Notes are fully and unconditionally and jointly and severally guaranteed by Libbey Inc. and by certain indirect, wholly owned domestic subsidiaries of Libbey Inc, as described below. All are related parties that were included in the Condensed Consolidated Financial Statements in Libbey Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed with the Commission on August 9, 2006.
At June 30, 2006 and December 31, 2005, Libbey Inc.’s indirect, wholly-owned domestic subsidiaries were Syracuse China Company, World Tableware Inc., LGA4 Corp., LGA3 Corp., The Drummond Glass Company, LGC Corp., Traex Company, Libbey.com LLC, LGFS Inc. and LGAC LLC (together with Crisa Industrial LLC, which became an indirect, wholly owned subsidiary of Libbey Inc. on June 16, 2006, the “Subsidiary Guarantors”). Exhibit 99.1 contains consolidating financial statements of (a) the parent, Libbey Inc., (b) the issuer, Libbey Glass, (c) the Subsidiary Guarantors, (d) the indirect subsidiaries of Libbey Inc. that are not Subsidiary Guarantors (collectively, “Non-Guarantor Subsidiaries”), (e) the consolidating elimination entries, and (f) the consolidated totals. The accompanying consolidating financial information should be read in connection with the Condensed Consolidated Financial Statements in Libbey Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed with the Commission on August 9, 2006.
This information is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless Libbey Inc. specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01. Exhibits
(d) Exhibits.
99.1    Consolidating financial statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date:	August 24, 2006	By:	/s/ Scott M. Sellick
Scott M. Sellick Vice President, Chief Financial Officer (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description	Page No.
99.1	Consolidating financial statements.	E-1

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